UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On June 2, 2016, Titan International, Inc. (Titan or the Company) held its Annual Meeting of Stockholders (Annual Meeting) for the purposes of:

•	Election of Maurice M. Taylor, Jr., Peter B. McNitt and Mark H. Rachesky, MD as directors to serve one year terms.

•	Ratifying the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2016.

•	Approving a non-binding advisory resolution on executive compensation.

Of the 53,957,160 shares of Titan common stock outstanding on the record date, there were a total of 47,849,995 shares of Titan common stock (or 88.68% of total shares outstanding) represented at the Annual Meeting.

Maurice M. Taylor, Jr., Peter B. McNitt and Mark H. Rachesky, MD were elected as directors with the following vote:

	Shares	Shares	Broker
	Voted For	Withheld	Non-Votes
Maurice M. Taylor, Jr.	32,071,288	4,191,304	11,587,403
Peter B. McNitt	24,886,281	11,376,311	11,587,403
Mark H. Rachesky, MD	30,404,869	5,857,723	11,587,403

The following were directors at the time of the annual meeting and continue serving their term as Titan directors:
Richard M. Cashin Jr., Gary L. Cowger, Albert J. Febbo, and Anthony L. Soave.

The appointment of Grant Thornton LLP as the independent registered public accounting firm was ratified by the following vote:

Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
47,462,370	257,818	129,807	—

The non-binding advisory resolution on executive compensation was approved by the following vote:

Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
32,524,284	3,641,537	96,771	11,587,403

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	June 3, 2016	By:	/s/ CHRISTOPHER H. BOHNERT
Christopher H. Bohnert
Chief Accounting Officer
(Principal Accounting Officer)